SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Eaton Vance Senior Income Trust (Name of Registrant as Specified in Its Charter)

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Dear Shareholder,

On behalf of the Board of Trustees of Eaton Vance Senior Income Trust, I urge you to take action to protect the Fund by using the WHITE proxy card to vote FOR the Board-approved Trustee nominees listed on the proxy card.

A family of hedge funds and their manager, Saba Capital Management, L.P., has nominated three candidates for election to the Fund’s Board of Trustees. Saba is an activist investor that frequently targets registered closed-end funds. According to data from FactSet Research Systems, Inc., Saba has engaged in 40 activist campaigns against registered closed-end funds since 2009, encompassing 27 proxy contests, 27 shareholder proposals, 22 proposed slates of director/trustee nominees and 20 publicly disclosed letters to fund boards and/or management. Saba has acquired ownership of more than 21% of the Fund’s outstanding shares over the past year, including a substantial number of shares acquired during the early months of the ongoing COVID-19 global pandemic, when closed-end fund discounts temporarily widened.

The three incumbent, Board-approved Trustee nominees have directly relevant experience and have demonstrated a long history of consistently acting in the best interests of the Fund and all Fund shareholders. In contrast, Saba’s nominees do not have directly relevant experience, nor do they have any demonstrated history of acting in the best interests of the Fund or a similar fund. In short, electing Saba’s nominees will serve the Saba agenda. The Board’s eleven current Trustees are highly qualified individuals who have a broad range of industry and professional backgrounds and well represent the diversity of the Fund’s investor base. There is nothing to suggest that the Fund’s governance would be improved by the election of the Saba nominees or by changing the Board’s structure as Saba is recommending.

Since the Fund’s inception in 1998, the Board has focused on ensuring that the Fund continues to deliver on its investment objective to provide a high level of current income, consistent with the preservation of capital. The high caliber of the Fund’s management and Board oversight is demonstrated by the Fund’s historical shareholder returns. For the five years ended August 31, 2020, the Fund’s average annual return based on change in market price with dividends reinvested (market return) was 5.41%. This compares to average annual returns over the same period of 3.74% for the Fund’s benchmark, the S&P/LSTA Leveraged Loan Index, and an average of 2.98% annually for the Morningstar closed-end bank loan fund peer group.

As a closed-end fund activist, Saba’s tactic is simple: buy fund shares at a discount during periods of market dislocation, and then agitate to compel the target fund to take out the Saba position at a higher price. Time and again, these actions have proven harmful to fund shareholders – by interfering with a fund’s investment program, distracting management, raising fund expenses, reducing the liquidity of fund shares and, in certain cases, terminating the fund. The election of Saba’s nominees will further Saba’s agenda, resulting in harm to the Fund and its shareholders. Again, please help the Board protect the Fund by using the WHITE proxy card to vote FOR the Board-approved Trustee nominees listed on the proxy card.

For decades, federal securities law has recognized, and has sought to prevent, the harm to other fund shareholders that can result when a self-interested investor gains control. To protect against that risk, a hedge fund (or any other investment company) is normally limited to owning not more than three percent of a registered fund’s shares. To circumvent that limitation, Saba has accumulated its position in Fund shares through multiple hedge funds and separate accounts, the combined holdings of which are more than seven times the allowable limit for a single fund. Your Board recognizes Saba’s actions seeking to gain control of the Fund in this manner as a blatant evasion of the intent of federal securities law.

I urge you to vote your shares in a way that will deny Saba the opportunity to seize control of the Fund to advance its self-serving agenda and expose other shareholders to potential harm.

Please read the proxy materials, which explain why the Board believes its approved nominees deserve your vote.

Your vote is extremely important. Please act now to help protect your investment. Using the WHITE card, cast your vote FOR the Board-approved nominees. Voting takes just a few minutes and can be done on line, by phone or through the mail by following the instructions on the WHITE proxy card. If you hold your shares through a broker-dealer and do not give voting instructions to your broker-dealer, your broker-dealer will not be able to vote your shares. I urge you to instruct your broker-dealer to vote your shares with the WHITE proxy card.

Saba representatives may contact you to solicit your vote. Please do not mail in the GOLD proxy card sent by the Saba, or any proxy card other than the WHITE proxy card. Doing so would cancel your vote to support the Fund and its current Board.

Thank you for your vote to support the best interests of all Fund shareholders.

Sincerely,

William H. Park

Chairperson, Board of Trustees

Eaton Vance Senior Income Trust

If you have any questions, you may speak to a live representative at the Fund’s proxy solicitor, AST Fund Solutions, LLC, toll-free at (800) 992-3086.

Past performance is no guarantee of future results. Returns are historical and are calculated net of management fees and other expenses by determining the percentage change in market price with all distributions reinvested in accordance with the Fund’s Dividend Reinvestment Plan. Performance at market price will differ from performance at net asset value due to variations in the Fund’s market price versus net asset value, which may reflect factors such as fluctuations in supply and demand for Fund shares, changes in Fund distributions, shifting market expectations for the Fund’s future returns and distribution rates, and other considerations affecting the trading prices of closed-end funds. Investment return and principal value will fluctuate so that shares, when sold, may be worth more or less than their original cost. Performance for periods less than or equal to one year is cumulative. Performance is for the stated time periods only; due to market volatility, current Fund performance may be lower or higher than the quoted returns. For performance as of the most recent month-end, please refer to eatonvance.com.